EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statement on Form S-8 (No. 333-126211) of Zone 4 Play, Inc. of our report dated March 29, 2007 relating to our audit of the financial statements of the Company as of December 31, 2006, which report appears in this Annual Report on Form 10-KSB of Zone 4 Play, Inc.

                                                       /s/ Ziv Haft
                                              --------------------------------
                                                          Ziv Haft
                                              Certified Public Accounts (Isr.)
                                                       BDO Member Firm

Tel-Aviv, Israel
March 29, 2007